Exhibit 99.1

Envestnet Reports Third Quarter 2018 Financial Results

Chicago, IL — November 7, 2018 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter ended September 30, 2018.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions except per share data)	2018	2017	Change	2018	2017	Change
GAAP:
Total revenues	$203.2	$175.6	16%	$602.3	$500.8	20%
Net income (loss)	$2.5	$(1.3)	n/m	$4.5	$(20.9)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.06	$(0.03)	n/m	$0.12	$(0.48)	n/m

Non-GAAP:
Adjusted EBITDA(1)	$42.6	$34.8	22%	$110.1	$90.2	22%
Adjusted net income(1)	$25.3	$17.3	46%	$62.2	$41.9	48%
Adjusted net income per diluted share(1)	$0.53	$0.37	43%	$1.32	$0.91	45%

n/m - Not meaningful

“In the third quarter, Envestnet grew revenue 16%, adjusted EBITDA 22%, and adjusted earnings per share 43% over the prior year period,” said Jud Bergman, Chairman and CEO.

“Success will require embracing both deep integration and open architecture as the industry evolves. Across the wealth tech vertical, there are opportunities to build it, partner with third parties, or acquire it. Over the near term, we expect to be active in all three approaches as we offer the best of both worlds to our customers - a fully integrated wealth management solution, yet open architecture to give them choice as to how they best deliver better outcomes to their clients,” concluded Mr. Bergman.

Financial Results for the Third Quarter of 2018:

Total revenues increased 16% to $203.2 million for the third quarter of 2018 from $175.6 million for the third quarter of 2017. Revenues for FolioDynamix, which the Company acquired in January 2018, were $16.4 million for the third quarter of 2018. The Company’s total revenues for the third quarter of 2018 were negatively impacted by $3.7 million due to the adoption of ASU 2014-09. Excluding the effect of these items, total revenues grew 8% for the third quarter of 2018 compared to the prior year period.

Asset-based revenues were 59% of total revenues for the third quarter of 2018, compared to 60% of total revenues for the same period in 2017, and increased 12% from the prior year period. Subscription-based revenues were 38% of total revenues for the third quarter of 2018, compared to 36% of total revenues for the same period in 2017, and increased 21% from the prior year period. Professional services and other non-recurring revenues increased 21% from the prior year period.

Total operating expenses for the third quarter of 2018 increased 17% to $199.8 million from $171.3 million in the prior year period. Cost of revenues increased 16% to $65.0 million for the third quarter of 2018 from $56.1 million for the third quarter of 2017. Compensation and benefits increased 17% to $80.4 million for the third quarter of 2018 from $68.6 million for the prior year period. Compensation and benefits were 40% of total revenues for the third quarter of 2018, compared to 39% in the prior year period. General and administration expenses increased 12% to $34.8 million for the third quarter of 2018 from $31.2 million for the prior year period. General and administrative expenses were 17% of total revenues for the third quarter of 2018, compared to 18% in the prior year period. FolioDynamix was a significant contributor to the year-over-year increase in cost of revenues, compensation and benefits, and general and administrative expenses for the third quarter of 2018. Excluding FolioDynamix, operating expenses for the third quarter of 2018 increased 5% to $179.0 million compared to the prior year period.

Income from operations was $3.4 million for the third quarter of 2018 compared to $4.3 million for the third quarter of 2017. Net income was $2.5 million for the third quarter of 2018 compared to a loss of $1.3 million for the third quarter of 2017. Net income per diluted share attributable to Envestnet, Inc. was $0.06 for the third quarter of 2018 compared to a loss of $0.03 for the third quarter of 2017.

Adjusted EBITDA(1) for the third quarter of 2018 increased 22% to $42.6 million from $34.8 million for the prior year period. Adjusted Net Income(1) increased 46% for the third quarter of 2018 to $25.3 million from $17.3 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the third quarter of 2018 increased 43% to $0.53 from $0.37 in the third quarter of 2017.

Outlook

The Company provided the following outlook for the fourth quarter and full year ended December 31, 2018. This outlook is based on the market value of assets on September 30, 2018.

In Millions Except Adjusted EPS	4Q 2018			FY 2018
GAAP:
Revenues:
Asset-based	$123.5	-	$124.0
Subscription-based	78.5	-	79.0
Total recurring revenues	$202.0	-	$203.0
Professional services and other revenues	7.5	-	8.0
Total revenues	$209.5	-	$211.0	$812	-	$813

Cost of revenues	$68.0	-	$68.5
Net income		-

Diluted shares outstanding		47.6
Net Income per diluted share		—

Non-GAAP:
Adjusted EBITDA(1)	$46.0	-	$47.0	$156	-	$157
Adjusted net income per diluted share(1)		$0.59			$1.91

The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2018 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 263-0877, or for international callers (646) 828-8143. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 8690281. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 92,000 advisors and more than 3,500 companies including: 15 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2018, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry,  our reliance on a limited number of clients for a material portion of our revenue, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications (“FinApps”), compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors.  More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 7, 2018 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$153,542	$60,115
Fees receivable, net	64,635	51,522
Prepaid expenses and other current assets	23,965	19,470
Total current assets	242,142	131,107

Property and equipment, net	44,713	35,909
Internally developed software, net	34,077	22,174
Intangible assets, net	318,267	222,731
Goodwill	519,923	432,955
Other non-current assets	23,893	17,176
Total assets	$1,183,015	$862,052

Liabilities and Equity
Current liabilities:
Convertible Notes due 2019	$164,003	$—
Accrued expenses and other liabilities	124,364	105,897
Accounts payable	20,577	11,097
Contingent consideration	719	2,115
Deferred revenue	24,423	21,246
Total current liabilities	334,086	140,355

Convertible Notes due 2023	292,078	—
Convertible Notes due 2019	—	158,990
Revolving credit facility	—	81,168
Contingent consideration	—	666
Deferred revenue	7,283	12,047
Deferred rent and lease incentive	17,373	15,185
Deferred tax liabilities, net	1,943	969
Other non-current liabilities	17,437	15,102
Total liabilities	670,200	424,482

Redeemable units in ERS	900	900
Equity:
Stockholders’ equity	512,054	436,272
Non-controlling interest	(139)	398
Total liabilities and equity	$1,183,015	$862,052

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Asset-based	$119,097	$106,147	$358,361	$299,268
Subscription-based	76,194	62,963	217,668	180,675
Total recurring revenues	195,291	169,110	576,029	479,943
Professional services and other revenues	7,865	6,504	26,254	20,874
Total revenues	203,156	175,614	602,283	500,817

Operating expenses:
Cost of revenues	64,964	56,070	195,525	161,031
Compensation and benefits	80,424	68,551	244,174	199,079
General and administration	34,810	31,153	101,628	90,178
Depreciation and amortization	19,563	15,492	58,294	46,792
Total operating expenses	199,761	171,266	599,621	497,080

Income from operations	3,395	4,348	2,662	3,737
Other expense, net	(6,118)	(3,986)	(16,802)	(13,838)
Income (loss) before income tax provision (benefit)	(2,723)	362	(14,140)	(10,101)

Income tax provision (benefit)	(5,234)	1,682	(18,662)	10,824

Net income (loss)	2,511	(1,320)	4,522	(20,925)
Add: Net loss attributable to non-controlling interest	443	—	1,010	—
Net income (loss) attributable to Envestnet, Inc.	$2,954	$(1,320)	$5,532	$(20,925)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.06	$(0.03)	$0.12	$(0.48)

Diluted	$0.06	$(0.03)	$0.12	$(0.48)

Weighted average common shares outstanding:
Basic	45,475,884	44,044,527	45,087,932	43,604,869

Diluted	47,519,160	44,044,527	47,269,479	43,604,869

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$4,522	$(20,925)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,294	46,792
Deferred rent and lease incentive amortization	408	709
Provision for doubtful accounts	1,228	828
Deferred income taxes	(21,854)	6,646
Stock-based compensation expense	29,574	23,451
Non-cash interest expense	12,337	8,711
Accretion on contingent consideration and purchase liability	209	408
Payments of contingent consideration	—	(357)
Loss allocation from equity method investment	1,069	984
Loss on disposal of fixed assets	57	69
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(9,131)	(6,286)
Prepaid expenses and other current assets	(4,739)	(5,316)
Other non-current assets	(2,888)	(1,784)
Accrued expenses and other liabilities	6,710	13,289
Accounts payable	4,100	1,435
Deferred revenue	1,147	740
Other non-current liabilities	2,271	1,852
Net cash provided by operating activities	83,314	71,246

INVESTING ACTIVITIES:
Purchase of property and equipment	(17,088)	(11,432)
Capitalization of internally developed software	(17,611)	(9,210)
Acquisition of business	(194,959)	(1,450)
Net cash used in investing activities	(229,658)	(22,092)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	345,000	—
Convertible Notes due 2023 issuance costs	(9,982)	—
Proceeds from borrowings on revolving credit facility	195,000	35,000
Revolving credit facility issuance costs	—	(94)
Payments on revolving credit facility	(276,168)	(42,500)
Payments of contingent consideration	(2,193)	(1,929)
Payments of definite consideration	—	(445)
Payments of purchase consideration liabilities	—	(235)
Payment of Term Notes	—	(35,862)
Proceeds from exercise of stock options	5,199	4,468
Purchase of treasury stock for stock-based tax withholdings	(17,884)	(11,619)
Issuance of restricted stock units	4	4

Net cash provided by (used in) financing activities	238,976	(53,212)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,047)	170

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	91,585	(3,888)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	62,115	54,592

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$153,700	$50,704

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the consolidated balance sheet:
	September 30,	December 31,
	2018	2017
Current Assets:
Cash and cash equivalents	$153,542	$60,115
Restricted cash included in prepaid expenses and other current assets	158	2,000
Total cash, cash equivalents and restricted cash	$153,700	$62,115

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total revenues	$203,156	$175,614	$602,283	$500,817
Deferred revenue fair value adjustment	26	15	92	120
Adjusted revenues	$203,182	$175,629	$602,375	$500,937

Net income (loss)	$2,511	$(1,320)	$4,522	$(20,925)
Add (deduct):
Deferred revenue fair value adjustment	26	15	92	120
Interest income	(619)	(58)	(1,403)	(108)
Interest expense	6,920	3,858	18,148	12,671
Accretion on contingent consideration and purchase liability	13	104	209	408
Income tax provision (benefit)	(5,234)	1,682	(18,662)	10,824
Depreciation and amortization	19,563	15,492	58,294	46,792
Non-cash compensation expense	10,603	8,048	29,574	23,451
Restructuring charges and transaction costs	4,096	4,608	10,033	10,235
Severance	4,408	1,597	8,269	2,260
Litigation related expense	—	—	—	1,033
Foreign currency	(431)	(116)	(1,002)	296
Non-income tax expense adjustment	(23)	571	(124)	1,734
Loss allocation from equity method investment	258	282	1,069	984
Loss attributable to non-controlling interest	488	26	1,072	377
Adjusted EBITDA	$42,580	$34,789	$110,092	$90,152

Net income (loss)	$2,511	$(1,320)	$4,522	$(20,925)
Income tax provision (benefit) (1)	(5,234)	1,682	(18,662)	10,824
Loss before income tax provision (benefit)	(2,723)	362	$(14,140)	$(10,101)
Add (deduct):
Deferred revenue fair value adjustment	26	15	92	120
Accretion on contingent consideration and purchase liability	13	104	209	408
Non-cash interest expense	4,435	2,931	9,335	7,784
Non-cash compensation expense	10,603	8,048	29,574	23,451
Restructuring charges and transaction costs	4,096	4,608	10,033	10,235
Severance	4,408	1,597	8,269	2,260
Amortization of acquired intangibles	13,477	10,377	40,831	31,333
Litigation related expense	—	—	—	1,033
Foreign currency	(431)	(116)	(1,002)	296
Non-income tax expense adjustment	(23)	571	(124)	1,734
Loss allocation from equity method investment	258	282	1,069	984
Loss attributable to non-controlling interest	488	26	1,072	377
Adjusted net income before income tax effect	34,627	28,805	85,218	69,914
Income tax effect (2)	(9,348)	(11,522)	(23,008)	(27,966)
Adjusted net income	$25,279	$17,283	$62,210	$41,948

Basic number of weighted-average shares outstanding	45,475,884	44,044,527	45,087,932	43,604,869
Effect of dilutive shares:
Options to purchase common stock	1,323,712	1,664,351	1,348,699	1,669,092

Unvested restricted stock units	719,564	736,657	832,848	637,580
Diluted number of weighted-average shares outstanding	47,519,160	46,445,535	47,269,479	45,911,541

Adjusted net income per share - diluted	$0.53	$0.37	$1.32	$0.91

(1) For the three months ended September 30, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled 192.2% and 464.6%, respectively. For the nine months ended September 30, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled 132.0% and (107.2)%, respectively.
(2) Estimated normalized effective tax rates of 27% and 40% have been used to compute adjusted net income for the three and nine months ended September 30, 2018 and 2017, respectively.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended September 30, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$157,467	$45,689	$—	$203,156
Deferred revenue fair value adjustment	26	—	—	26
Adjusted revenues	$157,493	$45,689	$—	$203,182

Income (loss) from operations	$16,549	$(1,103)	$(12,051)	$3,395
Add:
Deferred revenue fair value adjustment	26	—	—	26
Accretion on contingent consideration and purchase liability	13	—	—	13
Depreciation and amortization	11,422	8,141	—	19,563
Non-cash compensation expense	5,010	3,165	2,428	10,603
Restructuring charges and transaction costs	2,198	310	1,588	4,096
Non-income tax expense adjustment	(147)	—	—	(147)
Severance	4,381	—	27	4,408
Other loss	—	—	135	135
Loss attributable to non-controlling interest	488	—	—	488
Adjusted EBITDA	$39,940	$10,513	$(7,873)	$42,580

	Three Months Ended September 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$135,948	$39,666	$—	$175,614
Deferred revenue fair value adjustment	—	15	—	15
Adjusted revenues	$135,948	$39,681	$—	$175,629

Income (loss) from operations	$18,955	$(3,364)	$(11,243)	$4,348
Add:
Deferred revenue fair value adjustment	—	15	—	15
Accretion on contingent consideration and purchase liability	104	—	—	104
Depreciation and amortization	6,414	9,078	—	15,492
Non-cash compensation expense	3,679	2,675	1,694	8,048
Restructuring charges and transaction costs	73	—	4,535	4,608
Non-income tax expense adjustment	571	—	—	571
Severance	1,519	78	—	1,597
Litigation related expense	—	—	—	—
Other gain	—	—	(20)	(20)
Loss attributable to non-controlling interest	26		—	26
Adjusted EBITDA	$31,341	$8,482	$(5,034)	$34,789

	Nine months ended September 30, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$470,383	$131,900	$—	$602,283
Deferred revenue fair value adjustment	84	8	—	92
Adjusted revenues	$470,467	$131,908	$—	$602,375

Income (loss) from operations	$48,769	$(8,808)	$(37,299)	$2,662
Add:
Deferred revenue fair value adjustment	84	8	—	92
Accretion on contingent consideration and purchase liability	209	—	—	209
Depreciation and amortization	33,921	24,373	—	58,294
Non-cash compensation expense	14,144	8,565	6,865	29,574
Restructuring charges and transaction costs	2,423	913	6,697	10,033
Non-income tax expense adjustment	(124)	—	—	(124)
Severance	7,859	383	27	8,269
Other loss	—	—	11	11
Loss attributable to non-controlling interest	1,072	—	—	1,072
Adjusted EBITDA	$108,357	$25,434	$(23,699)	$110,092

	Nine Months Ended September 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$386,638	$114,179	$—	$500,817
Deferred revenue fair value adjustment	36	84	—	120
Adjusted revenues	$386,674	$114,263	$—	$500,937

Income (loss) from operations	$48,277	$(16,707)	$(27,833)	$3,737
Add:
Deferred revenue fair value adjustment	36	84	—	120
Accretion on contingent consideration and purchase liability	408	—	—	408
Depreciation and amortization	19,196	27,596	—	46,792
Non-cash compensation expense	11,571	8,137	3,743	23,451
Restructuring charges and transaction costs	768	—	9,467	10,235
Non-income tax expense adjustment	1,734	—	—	1,734
Severance	1,942	302	16	2,260
Litigation related expense	—	1,033	—	1,033
Other loss	—	—	5	5
Loss attributable to non-controlling interest	377	—	—	377
Adjusted EBITDA	$84,309	$20,445	$(14,602)	$90,152

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2017	2017	2018	2018	2018
	(in millions except accounts and advisors data)
Platform Assets
Assets under Management (AUM)	$131,809	$141,518	$143,945	$148,537	$153,862
Assets under Administration (AUA)	293,963	308,480	353,379	360,850	388,066
Subtotal AUM/A	425,772	449,998	497,324	509,387	541,928
Subscription	1,161,893	1,253,528	2,076,382	2,167,084	2,297,593
Total Platform Assets	$1,587,665	$1,703,526	$2,573,706	$2,676,471	$2,839,521
Platform Accounts
AUM	652,060	685,925	724,774	759,926	776,705
AUA	1,145,050	1,217,697	1,389,489	1,417,795	1,517,297
Subtotal AUM/A	1,797,110	1,903,622	2,114,263	2,177,721	2,294,002
Subscription	4,944,640	5,054,015	7,985,777	8,042,900	8,185,667
Total Platform Accounts	6,741,750	6,957,637	10,100,040	10,220,621	10,479,669
Advisors
AUM/A	40,379	40,485	44,790	44,900	47,292
Subscription	24,501	25,566	43,037	43,700	45,619
Total Advisors	64,880	66,051	87,827	88,600	92,911

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2018:

In Millions Except Accounts	6/30/2018	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass to Subscription	9/30/2018

Assets under Management (AUM)	$148,537	$13,086	$(8,587)	$4,499	$3,920	$(3,094)	$153,862
Assets under Administration (AUA)	360,850	33,648	(18,677)	14,971	12,245	—	388,066
Total AUM/A	$509,387	$46,734	$(27,264)	$19,470	$16,165	$(3,094)	$541,928

Fee-Based Accounts	2,177,721			120,183		(3,902)	2,294,002

The above AUM/A gross sales figures include $8.7 billion in new client conversions. The Company onboarded an additional $34.5 billion in subscription conversions during the three months ended September 30, 2018, bringing total conversions for the quarter to $43.2 billion.